COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS TAX-SMART GROWTH FUND AND THE STANDARD &
POOR'S 500 COMPOSITE STOCK PRICE INDEX

EXHIBIT A:

                 STANDARD
               & POOR'S 500              DREYFUS
  PERIOD      COMPOSITE STOCK       TAX-SMART GROWTH
               PRICE INDEX*               FUND

 9/30/98                 10,000                  10,000
 11/30/98                11,467                  11,512
 2/28/99                 12,242                  12,061
 5/31/99                 12,913                  12,246
 8/31/99                 13,138                  12,526





*Source: Lipper Analytical Services, Inc.